EXHIBIT 4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.0001 par value, of Local Bounti Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: April 7, 2025

Live Oak Ventures, LLC

By:	/s/ Charles R. Schwab
Name: Charles R. Schwab
Title: Manager

The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985

By:	/s/ Charles R. Schwab
Name: Charles R. Schwab
Title: Trustee

U.S. Bounti, LLC

By:	/s/ Charles R. Schwab
Name: Charles R. Schwab
Title: Manager

/s/ Charles R. Schwab
Charles R. Schwab

/s/ Charles R. Schwab, Jr.
Charles R. Schwab, Jr.

/s/ Michael Molnar
Michael Molnar